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                                                                       Exhibit I

Joint Filing Agreement pursuant to Rule 13d-1(k)(1)(iii) under the Securities and Exchange Act of 1934, as amended.

     Each of the undersigned hereby agrees to be included in the filing of the
Schedule 13D dated March 13, 2003 with respect to the issued and outstanding Common Stock of Lexicon Genetics Incorporated beneficially owned by each of the undersigned, respectively.

Dated: March 13, 2003

                                   ESTATE OF GORDON A. CAIN


                                         By:  /S/ MARY H. CAIN
                                            ------------------------------------
                                              Mary H. Cain
                                              Co-Executor

                                         By:  /S/ JAMES D. WEAVER
                                            ------------------------------------
                                              James D. Weaver
                                              Co-Executor

                                  /S/ MARY H. CAIN
                                  ----------------------------------------------
                                  Mary H. Cain

                                  /S/ JAMES D. WEAVER
                                  ----------------------------------------------
                                  James D. Weaver

                                  /S/ WILLIAM A. MCMINN
                                  ----------------------------------------------
                                  William A. McMinn